UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 25, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Bonus Awards for Executive Officers

On February 25, 2016, the Board of Directors of Navidea Biopharmaceuticals, Inc. (the “Company”) determined the amounts to be awarded to executive officers, including those listed in the table below, under the 2015 Cash Bonus Plan adopted on March 26, 2015. The Board of Directors also determined that fifty percent of the 2015 bonus amount payable to certain executive officers would be paid in stock options in lieu of cash, calculated based on the Black-Scholes value of the options on the date of grant. As such, Mr. Larson and Dr. Cope were awarded options to purchase 54,501 and 58,510, respectively, shares of common stock of the Company at an exercise price of $0.98 per share, vesting immediately upon the date of grant and expiring after ten years. Each of the executive officers listed below is a “named executive officer,” as that term is defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Name	Position	Total 2015 Bonus Amount	Portion of Bonus Payable in Cash	Portion of Bonus Payable in Stock Options

Brent L. Larson	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	$50,960	$25,480.00	$25,480.00
Frederick O. Cope, Ph.D.	Senior Vice President and Chief Scientific Officer	$54,709	$27,354.50	$27,354.50

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: March 2, 2016	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer